Certain information identified with brackets ([****]) has been excluded from this exhibit because such information is both (i) not material and (ii) competitively harmful if publicly disclosed

Execution Version
WebBank
215 S. State Street, Suite 1000
Salt Lake City, Utah 84111

November 30, 2021

Oportun, Inc.
Two Circle Star Way
San Carlos, California 94070

Re:    Revised Temporary Adjustments to Program Arrangements

Ladies and Gentlemen:

    This letter agreement (this “Letter”) dated and effective as of the date first set forth above between WebBank (“Bank”) and Oportun, Inc. (“Company”) amends and supplements the (i) Amended and Restated Credit Card Program and Servicing Agreement between Bank and Company dated as of February 5, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Program Agreement”), (ii) Receivables Sale Agreement between Bank and Company dated as of November 5, 2019, as amended by the First Amendment to Receivables Sale Agreement dated as February 5, 2021 (as further amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”), and (iii) Receivables Retention Facility Agreement between Bank and Company dated as of February 5, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Retention Agreement”). Any capitalized terms used in this Letter but not defined herein shall have the respective meanings set forth in the Program Agreement. Bank and Company are executing this Letter for the purpose of making certain modifications to the Program Documents.
1.    Relation to the Agreements.
a.    Except as otherwise expressly stated in this Letter, nothing in this Letter shall alter, amend or waive any provision, term or condition of any of the Program Documents.

b.    The performance by Company of any obligation in this Letter shall be deemed to be performance with respect to participation in the Program. The rules of construction set forth in the Program Agreement shall apply to this Letter.

c.    This Letter supersedes and replaces, as of the date first set forth above, the terms of the letter agreement dated as of October 29, 2021 between Bank and Company

d.    The terms of this Letter shall remain in effect until the earlier of (i) December 31, 2021, or (ii) the closing of the new warehouse credit facility related to the Receivables (such earlier date, the “Letter Expiration Date”). The period between the date first set forth above and the Letter Expiration Date is referred to as the “Letter Effective Period.”
2.    Threshold Amount. During the Letter Effective Period, the “Threshold Amount” as defined in the Program Agreement is Thirty-Eight Million Five Hundred Thousand Dollars ($38,500,000). Following the Letter Expiration Date, the Threshold Amount is [****].

Following the Letter Expiration Date, Bank will designate Accounts as Transferable Excess Accounts in order to reduce the total Receivables held by Bank (other than Receivables already designated as Transferable Excess Receivables) to an amount less than the Threshold Amount, using a methodology mutually agreed by the Parties.
3.    Base Rate. During the Letter Effective Period:
a.    the term “Overage Base Rate” shall mean the sum of (a) one month London Interbank Offered Rate as published by the St. Louis Federal Reserve Bank’s FRED (Federal Reserve Economic Database) online database (available at: https://fred.stlouisfed.org/series/USD1MTD156N) (the “LIBOR Rate”) and expressed as an annual percentage rate, on the last calendar day of the month with respect to which the Overage Base Rate is being calculated, plus (b) [****]; provided that, if the LIBOR Rate shall be less than [****], such rate shall be deemed [****] for purposes of this Agreement; and
b.    the definition of “Base Rate Amount” in Section (j) of Schedule 14 to the Program Agreement is revised to state as follows:
“(j)    The “Base Rate Amount” is equal to the sum of:
(i)the product of (A) the Base Rate calculated for the month that had most recently ended on or before the Thursday of the preceding week, multiplied by (B) [****], multiplied by (C) seven divided by three hundred sixty-five (7/365); plus

(ii)the product of (A) the Overage Base Rate calculated for the month that had most recently ended on or before the Thursday of the preceding week, multiplied by (B) [****], multiplied by (C) seven divided by three hundred sixty-five (7/365).
For the avoidance of doubt, any Transferable Receivables (other than Transferable Excess Receivables) that are sold by Bank during any week shall be considered in calculating the Weekly Receivables Balance for the days that such Receivables were owned by Bank.”
Following the Letter Expiration, the definition of “Base Rate Amount” will revert to the definition in effect prior to the Letter Effective Period.
    4.    Collateral Account. During the Letter Effective Period, the subsection captioned “Interest” in Section 27 of the Retention Agreement is revised to state as follows:
“Interest. The Collateral Account shall be a money market deposit account and shall bear interest as follows: (i) for the amounts held in the Collateral Account up to the sum of the Tier 1 Required Balance and the Tier 2 Required Balance, less the amount of any Letter of Credit (the “Level One Amount”), at [****], and (ii) for the amounts held in the Collateral Account in excess of the Level One Amount in an amount no greater than the Tier 3 Required Balance (the “Level Two Amount”), at [****], and (iii) for the amounts in excess of the sum of the Level One Amount and the Level Two Amount (the “Level Three Amount”), at a [****] interest rate. Interest shall be computed based on the average daily balance of the

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Collateral Account during a month and credited to the Collateral Account, as property of Company, promptly following each month end.”
Following the Letter Expiration, the terms of the subsection will revert to the terms in effect prior to the Letter Effective Period.
    5.    Sale of Transferable Excess Receivables. During the Letter Effective Period:
a.    if the total Receivables held by Bank (other than Receivables already designated as Transferable Excess Receivables) are equal to or greater than Thirty-Six Million Dollars ($36,000,000.00) but less than the Threshold Amount, then at Company’s request Bank may offer to sell to Company Receivables (selected in a manner agreed by the Parties) in an amount (not to exceed Five Million Dollars ($5,000,000.00)) requested by Company on the next Sale Date; and
b.     to the extent that any Transferable Excess Receivables are offered for sale by Bank to Company, the Parties shall include additional Receivables (selected in a manner agreed by the Parties) in the sale in order to ensure that the offered Receivables total a minimum amount (not to exceed Five Million Dollars ($5,000,000.00)) requested by Company.

[Signatures on following page]
Please sign below where indicated to confirm your review of and agreement with this Letter. By signing below, you represent that you have authority to bind Company to the terms of this Letter.
Very truly yours,

WebBank

By: _/s/ Jason Lloyd_________________
Name: _Jason Lloyd_________________
Title: _President____________________

Accepted and Agreed:

Oportun, Inc.

By:    _/s/ Jonathan Coblentz___________
Name:    _Jonathan Coblentz_____________
Title:    _Chief Financial Officer_________

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